UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SPX FLOW, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Employee FAQ

On Monday, December 13, SPX FLOW announced it has entered into an agreement to be acquired by Lone Star. The deal is expected to close in the first half of 2022. We will keep you updated regularly, but here are some initial FAQs.
Q: What was announced?
A: SPX FLOW has entered into an agreement to be acquired by Lone Star in an all-cash transaction valued at $3.8 billion.
This outcome is the culmination of the actions we have taken to transform our business and a comprehensive review of strategic alternatives, which included a robust assessment process. As part of the thorough process, we had discussions with multiple strategic and financial firms and evaluated the alternatives against our standalone prospects, performance and outlook. Ultimately, the Board of Directors determined that partnering with Lone Star was the right path forward as it provides our shareholders with significant, immediate and certain value and allows us to continue executing our strategy.
While this is a change in ownership, it is not a change in how we will do business. Together with Lone Star, we will continue to invest in our business with substantial runway for growth.

Q: What made Lone Star the right choice?
A: Lone Star is a private equity firm with a strong track record of partnering with companies like ours. This will enable us to achieve new levels of growth while we deliver reliable outcomes for customers and provide them the high-quality products and services they expect from us.

Q: What is a private equity firm?
A: A private equity firm is an organization that collects funds from third parties to invest in a variety of assets – in some cases purchasing entire businesses.
While every private equity firm has a different strategy, most target businesses that show strong potential for growth and businesses or industries where they have particularly strong experience or expertise.
Private equity firms work collaboratively with the companies they invest in to help them realize their full potential, and we’re looking forward to SPX FLOW’s future with Lone Star.

Q: What does Lone Star have in mind for SPX FLOW?
A: Lone Star has great respect for our team and our commitment to innovation and serving customers.
Importantly, Lone Star’s interest in acquiring SPX FLOW is the result of the actions we took to transform our company and the progress we have made implementing our strategic plans. I am proud of what we are accomplishing together, and with Lone Star, we are poised to continue succeeding.

Q: How will SPX FLOW’s strategy change as a private company / under new ownership?
A: As a private company, we can better focus our business on investing in the areas which will support our strategic objectives, such as adding new digital capabilities, modernizing our manufacturing facilities and continuing to enhance our R&D spend.
Lone Star believes in our business and brings resources and expertise that will help us reach new levels of growth as we continue serving our customers and bringing innovative solutions to the market.

Q: What does this mean for our capital and digital investment plans and our other manufacturing facilities?
A: Everything is continuing as planned. Thanks to the work of our team, we have made strides in transforming our company. We’ve seen the execution of our strategy paying off and believe that, as a premier process solution company, our future is strong.

Q: Where will the company be headquartered and who will lead it?
A: The company’s headquarters will remain in Charlotte, North Carolina. Marc Michael will remain President and CEO, and the entire leadership team will remain in their positions.

Q: What does this transaction mean for customers? What about partners?
A: We believe this is a great outcome for our customers and partners and will make SPX FLOW an even stronger company.
As a private company, we will have more flexibility to make long-term investments of our resources and strengthen the offerings we provide to customers, building on the pride that we've always taken when we help them succeed. We expect that our partnership with Lone Star will enable us to step up our work with partners to create valuable offerings.
Until the transaction closes, we remain an independent company and will remain focused on our strategic path. We will continue serving our customers and working with our business partners like we always do.

Q: What is the expected timeframe on close?
A: The transaction was unanimously approved by the SPX FLOW Board of Directors and is expected to close in the first half of 2022, subject to regulatory clearance, shareholder approval and other customary closing conditions.

Q: What does this mean for my pay and benefits?
A: This does not have any impact on your pay or your benefits. Your Enterprise Incentive Plan is locked in at 100%, and that will still be paid in March.

Q: What do I do if I’m contacted by a reporter?
A: If you receive any news media inquiries, please forward them to Melissa Buscher at melissa.buscher@spxflow.com.

Q: Who do I contact with questions? Where can I go for more information?
A: If you have any questions, please do not hesitate to ask your supervisor or HR manager. As you can imagine, it’s still early in the process and we may not have all the answers, but we’ll share updates as soon as they become available.

Important Information For Investors And Stockholders
Additional Information and Where to Find it
The proposed acquisition of the SPX FLOW, Inc. (the “Company”), by LSF11 Redwood Acquisitions, LLC (“Parent”) and Redwood Star Merger Sub, Inc (“Merger Sub”) will be submitted to the stockholders of the Company for their consideration. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement with respect to a special meeting of the Company’s stockholders to approve the proposed transaction. The definitive proxy statement will be mailed to the Company stockholders. The Company also plans to file other documents with the SEC regarding the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company, Parent and Merger Sub, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investor.spxflow.com/or by contacting Scott Gaffner, Vice President, Investor Relations and Strategic Insights, SPX FLOW, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.
Certain Information Regarding Participants
The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 1, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the proposed transaction will be contained in the proxy statement for the special meeting and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.